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                                                           EXHIBIT 23.2



Consent of Independent Certified Accountants
To the Board of Directors and Stockholders
Numex Corporation


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of the following, which is contained in that
Prospectus:

- Our report dated May 25, 1999, relating to the consolidated financial statements of Numex Corporation and Subsidiary, for the year ended March 31, 1999. Our Report contains an explanatory paragraph regarding the Company's ability to continue as a going concern;

- Our report dated May 25, 1999, relating to the consolidated financial statements of Jeffrey A. Stern & Associates, Inc. and Subsidiary, for the year ended March 31, 1999. Our Report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO SEIDMAN, LLP
Los Angeles, California
October 19, 1999